Westwood Holdings Group, Inc. Reports Fourth Quarter and 2015 Results

Navigating Growth in a Challenging Investment Environment

Dallas, TX, February 3, 2016 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported that fourth quarter 2015 revenues rose 12% to $31.6 million, a $3.3 million increase compared to revenues of $28.3 million in the fourth quarter of 2014, with $2.5 million of the increase attributable to Houston-based Woodway Financial Advisors - A Westwood Trust Company, which we acquired on April 1, 2015. Assets Under Management ("AUM") totaled $20.8 billion at December 31, 2015.

Fourth quarter net income decreased 22% to $4.7 million from $6.0 million for the fourth quarter of 2014. Diluted earnings per share ("Diluted EPS") was $0.58, reduced by a tax adjustment related to prior periods ($0.13) and a non-cash compensation charge ($0.08), compared to $0.77 for the 2014 fourth quarter. Non-GAAP Economic Earnings for the quarter increased 7% to $10.4 million, up from $9.7 million in the prior year's fourth quarter. Non-GAAP Economic Earnings per share ("Economic EPS") increased 3% to $1.28 from $1.24 in the fourth quarter of 2014.

Total revenues for the year ended December 31, 2015 aggregated $130.9 million, 16% higher than $113.2 million in 2014. Net income for 2015 totaled $27.1 million, relatively flat with the prior year's $27.2 million. Diluted EPS of $3.33, which reflected a $0.10 negative tax adjustment and a $0.08 non-cash compensation charge, declined from $3.45 for 2014. Economic EPS of $5.71 increased 9% from $5.24 in 2014.

Highlights of our fourth quarter 2015 include:

▪	Revenues increased 12% to $31.6 million compared to the same period last year.

▪	Our U.S. Value equity, Multi-Asset and Global Convertibles strategies posted strong performance for clients.

▪
Asset flows were negatively impacted by tax-loss selling and retail investor risk reduction actions in the fourth quarter within our mutual fund channel; however, firm-wide assets under management posted positive growth for the full year.

Brian Casey, Westwood’s President & CEO, commented, “Last year saw increased volatility and negative returns across most global equity and fixed income markets. In spite of the challenging investment environment, Westwood was able to generate solid growth during the year, underpinned by investments in our business across our investment teams, distribution and infrastructure. We have accomplished this while maintaining a strong balance sheet and increasing the dividends we pay to our shareholders. The deep experience we have gained from investing in and managing our business for over 30 years has positioned us well for the future. We are truly proud of what we have accomplished and are eagerly looking forward to marching along the path we have always followed - one of thoughtful, managed growth.”

Westwood’s Board of Directors declared a quarterly cash dividend of $0.57 per common share, payable on April 1, 2016 to stockholders of record on March 11, 2016. At year end, Westwood had $95.1 million in cash and investments, stockholders’ equity of $134.0 million, and no debt.

Economic Earnings and Economic EPS are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.

Westwood will host a conference call to discuss fourth quarter 2015 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, dial 877-303-6235 (domestic and Canada) or 631-291-4837 (international). The conference call can also be accessed via our Investor Relations page at westwoodgroup.com and will be available for replay through February 10, 2016 by dialing 855-859-2056 (domestic and Canada) or 404-537-3406 (international) and then entering the passcode 19368836.

About Westwood

Westwood Holdings Group, Inc. provides investment management services to institutional investors, private wealth clients and financial intermediaries. With $20.8 billion in assets under management*, our firm offers a range of investment strategies including U.S. equities, Master Limited Partnerships (MLPs), Multi-Asset, Global and Emerging Markets equities, and Global Convertible securities portfolios. Access to these strategies is available through separate accounts, commingled funds, the Westwood Funds® family of mutual funds, and UCITS funds. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol “WHG.” Based in Dallas, Westwood also maintains offices in Toronto, Boston, Omaha and Houston.

For more information on Westwood, please visit www.westwoodgroup.com.

For more information on the Westwood Funds®, please visit www.westwoodfunds.com.

*As of December 31, 2015

Forward-looking Statements

Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “forecast,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “could,” “goal,” “may,” “target,” “designed,” “on track,” “comfortable with,” “optimistic” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: regulations adversely affecting the financial services industry; the composition and market value of our assets under management; competition in the investment management industry; our investments in foreign companies; our ability to develop and market new investment strategies successfully; our ability to pursue and properly integrate acquired businesses; litigation risks; our ability to retain qualified personnel; our relationships with current and potential customers; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain effective information systems; our ability to maintain effective cyber security; our ability to maintain an effective system of internal controls; our ability to maintain our fee structure in light of competitive fee pressures; our relationships with investment consulting firms; the significant concentration of our revenues in a small number of customers; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2014 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

# # # #

SOURCE: Westwood Holdings Group, Inc.

(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Tiffany B. Kice
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014
REVENUES:
Advisory fees:
Asset based	$22,948	$24,940	$23,132
Performance based	492	—	—
Trust fees	7,751	7,973	5,064
Other, net	375	(462)	69
Total revenues	31,566	32,451	28,265

EXPENSES:
Employee compensation and benefits	$16,055	$15,686	$13,821
Sales and marketing	529	419	581
Westwood mutual funds	842	865	578
Information technology	1,647	1,626	933
Professional services	1,336	1,178	1,351
General and administrative	2,569	2,175	1,526
Total expenses	22,978	21,949	18,790
Income before income taxes	8,588	10,502	9,475
Provision for income taxes	3,901	3,489	3,497
Net income	$4,687	$7,013	$5,978
Other comprehensive income (loss):
Foreign currency translation adjustments	(916)	(1,386)	(374)
Total comprehensive income	$3,771	$5,627	$5,604

Earnings per share:
Basic	$0.60	$0.90	$0.79
Diluted	$0.58	$0.87	$0.77

Weighted average shares outstanding:
Basic	7,813,142	7,808,239	7,525,438
Diluted	8,124,268	8,037,080	7,811,770

Economic Earnings	$10,391	$12,357	$9,687
Economic EPS	$1.28	$1.54	$1.24

Dividends declared per share	$0.57	$0.50	$0.50

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Year Ended December 31,
	2015	2014
REVENUES:
Advisory fees:
Asset based	$99,275	$88,473
Performance based	2,698	3,806
Trust fees	28,795	20,525
Other, net	168	437
Total revenues	130,936	113,241

EXPENSES:
Employee compensation and benefits	63,562	52,847
Sales and marketing	1,839	1,673
Westwood mutual funds	3,435	2,543
Information technology	5,732	3,469
Professional services	5,617	4,905
General and administrative	8,531	5,768
Total expenses	88,716	71,205
Income before income taxes	42,220	42,036
Provision for income taxes	15,115	14,787
Net income	$27,105	$27,249
Other comprehensive income (loss):
Foreign currency translation adjustments	(3,457)	(974)
Total comprehensive income	$23,648	$26,275

Earnings per share:
Basic	$3.49	$3.63
Diluted	$3.33	$3.45

Weighted average shares outstanding:
Basic	7,756,647	7,512,348
Diluted	8,149,399	7,906,545

Economic Earnings	$46,496	$41,445
Economic EPS	$5.71	$5.24

Dividends declared per share	$2.07	$1.82

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	December 31, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$22,740	$18,131
Accounts receivable	19,618	14,540
Investments, at fair value	72,320	79,620
Deferred income taxes	—	4,060
Other current assets	2,926	2,413
Total current assets	117,604	118,764
Goodwill	27,144	11,255
Deferred income taxes	11,042	3,792
Intangible assets, net	23,354	3,430
Property and equipment, net of accumulated depreciation of $3,687 and $2,720	2,192	2,633
Total assets	$181,336	$139,874

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$3,549	$2,334
Dividends payable	5,749	4,868
Compensation and benefits payable	20,264	18,504
Contingent consideration	9,023	—
Income taxes payable	6,268	1,498
Total current liabilities	44,853	27,204
Accrued dividends	1,699	1,450
Deferred rent	817	1,213
Total liabilities	47,369	29,867

Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 9,425,309 and outstanding 8,630,687 shares at December 31, 2015; issued 9,010,255 and outstanding 8,308,460 shares at December 31, 2014	94	90
Additional paid-in capital	143,797	119,859
Treasury stock, at cost – 794,622 shares at December 31, 2015; 701,795 shares at December 31, 2014	(34,910)	(29,028)
Accumulated other comprehensive loss	(4,688)	(1,231)
Retained earnings	29,674	20,317
Total stockholders’ equity	133,967	110,007
Total liabilities and stockholders’ equity	$181,336	$139,874

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$27,105	$27,249
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,050	579
Amortization of intangible assets	1,546	359
Unrealized losses (gains) on trading investments	613	(75)
Stock based compensation expense	17,574	13,685
Deferred income taxes	(3,285)	(2,133)
Excess tax benefits from stock based compensation	(1,455)	(1,850)
Net sales (purchases) of investments – trading securities	6,684	(14,991)
Other	(58)	—
Changes in operating assets and liabilities:
Accounts receivable	(5,192)	(369)
Other current assets	(375)	70
Accounts payable and accrued liabilities	1,174	353
Compensation and benefits payable	2,912	1,307
Income taxes payable	6,890	2,406
Other liabilities	25	(67)
Net cash provided by operating activities	55,208	26,523

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of Woodway, net of cash acquired	(24,133)	—
Purchases of property, equipment and other	(951)	(478)
Net cash used in investing activities	(25,084)	(478)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of treasury stock	(1,327)	(669)
Restricted stock returned for payment of taxes	(5,648)	(5,190)
Excess tax benefits from stock based compensation	1,455	1,850
Cash dividends	(16,619)	(13,962)
Net cash used in financing activities	(22,139)	(17,971)
Effect of currency rate changes on cash	(3,376)	(807)
NET INCREASE IN CASH AND CASH EQUIVALENTS	4,609	7,267
Cash and cash equivalents, beginning of period	18,131	10,864
Cash and cash equivalents, end of period	$22,740	$18,131

Supplemental cash flow information:
Cash paid during the period for income taxes	$11,639	$14,418
Common stock issued for acquisition	$5,292	$—
Non-cash accrued contingent consideration	$9,023	$—

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Economic Earnings
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014
Net Income	$4,687	$7,013	$5,978
Add: Stock based compensation expense	5,014	4,865	3,582
Add: Intangible amortization	595	400	89
Add: Tax benefit from goodwill amortization	95	79	38
Economic Earnings	$10,391	$12,357	$9,687

Diluted weighted average shares	8,124,268	8,037,080	7,811,770
Economic EPS	$1.28	$1.54	$1.24

	Year Ended December 31,
	2015	2014
Net Income	$27,105	$27,249
Add: Stock based compensation expense	17,574	13,685
Add: Intangible amortization	1,546	359
Add: Tax benefit from goodwill amortization	271	152
Economic Earnings	$46,496	$41,445

Diluted weighted average shares	8,149,399	7,906,545
Economic EPS	$5.71	$5.24

As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings and Economic Earnings per share ("Economic EPS"). We provide these measures in addition to, not as a substitute for, net income and earnings per share, which are reported on a GAAP basis. Management reviews Economic Earnings and Economic EPS to evaluate Westwood’s ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income or earnings per share, are useful for management and investors when evaluating Westwood’s underlying operating and financial performance and its available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.

We define Economic Earnings as net income plus non-cash equity-based compensation expense, amortization of intangible assets and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust Economic Earnings for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings divided by diluted weighted average shares outstanding.